Exhibit 99.1

Qualcomm Contact:

Warren Kneeshaw, Investor Relations

Phone:  1-858-658-4813

Email:   ir@qualcomm.com

Qualcomm Initiates $5.0 Billion Accelerated Share Repurchase

SAN DIEGO – May 21, 2015 – Qualcomm Incorporated (NASDAQ: QCOM) today announced that it has entered into accelerated share repurchase agreements (ASR Agreements) with two financial institutions to repurchase an aggregate of $5.0 billion of Qualcomm’s common stock, with an initial delivery of approximately 57.7 million shares. The final number of shares to be repurchased will be based on the volume-weighted average stock price of Qualcomm’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. The Company is funding the accelerated share repurchase with proceeds from its recently completed $10.0 billion debt offering.

“We are pleased to initiate this accelerated share repurchase as we continue to execute on our enhanced capital return program,” said Steve Mollenkopf, CEO of Qualcomm Incorporated. “These repurchases represent a significant step towards meeting our goal of repurchasing $10 billion of common stock by March 2016, in addition to our commitment to return a minimum of 75 percent of free cash flow to stockholders through dividends and repurchases. The Board and the management team remain committed to returning capital to stockholders and believe we can continue to do so as we invest to create longer term stockholder value.”

Qualcomm Initiates $5.0 Billion Accelerated Share Repurchase

Qualcomm plans to implement the remaining portion of its stock repurchase program through various means, which may include but are not limited to open market purchases, one or more Rule 10b5-1 plans, privately negotiated transactions, the use of derivative instruments and/or additional accelerated share repurchase programs.

About Qualcomm Incorporated

Qualcomm Incorporated (NASDAQ: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm’s engineering, research and development functions, and substantially all of its products and services businesses, including its semiconductor business, QCT. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding our commitment to return a minimum of 75% of free cash flow to stockholders through stock repurchases and dividends; our goal of repurchasing $10 billion of common stock by March 2016; our belief that we can continue to return capital to stockholders and invest to create long term stockholder value; and the size, timing and number of shares to be repurchased, and the types of transactions through which shares may be repurchased, under our stock repurchase program. Forward-looking statements are generally

Qualcomm Initiates $5.0 Billion Accelerated Share Repurchase

identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to risks associated with commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our ability to drive our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees; the continued and future success of our licensing programs; attacks on our licensing business model, including current and future legal proceedings or actions of governmental or quasi-governmental bodies or standards or industry organizations; the enforcement and protection of our intellectual property rights; government regulations and policies, or adverse rulings in enforcement or other proceedings; the commercial success of our new technologies, products and services; claims by third parties that we infringe their intellectual property; acquisitions, strategic transactions and investments; our dependence on a limited number of third-party suppliers; our stock price and earnings volatility; our indebtedness; our ability to attract and retain qualified employees; global economic conditions that impact the mobile communications industry; foreign currency fluctuations and failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors. These and other risks are set forth in the Company’s Quarterly Report on Form 10-Q for the second quarter ended March 29, 2015 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

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Qualcomm Initiates $5.0 Billion Accelerated Share Repurchase

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